Exhibit 99.1

Control4 Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Record Revenue Quarter with 50% Year-over-Year Increase in Non-GAAP Net Income

SALT LAKE CITY —  Feb. 5, 2015 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its fourth quarter and fiscal year ended December 31, 2014.

Revenue for the fourth quarter of 2014 was $41.2 million, compared with revenue of $35.8 million for the fourth quarter of 2013, representing 15% year-over-year growth.  Revenue for the twelve months ended December 31, 2014 was $148.8 million, representing a 16% increase from $128.5 million for the twelve months ended December 31, 2013.

Net income for the fourth quarter of 2014 was $3.9 million, or $0.15 per diluted share, compared to net income of $2.3 million, or $0.09 per diluted share, in the fourth quarter of 2013. Net income for the twelve months ended December 31, 2014 was $8.2 million, or $0.32 per diluted share, compared to net income of $3.5 million, or $0.16 per diluted share, for the twelve months ended December 31, 2013.

Non-GAAP net income for the fourth quarter of 2014 was $5.3 million, or $0.21 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.14 per diluted share, in the fourth quarter of 2013.  Non-GAAP net income for the twelve months ended December 31, 2014 was $13.5 million, or $0.53 per diluted share, compared to $8.4 million, or $0.38 per diluted share, for the twelve months ended December 31, 2013.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“Our continued growth reflects the proliferation of smart home devices and the increasing awareness of the benefits of home automation,” said Martin Plaehn, chairman and chief executive officer of Control4.   “With more consumer-electronics manufacturing partners integrating Control4’s Simple Device Discovery Protocol into their products to make them automation-ready, we’re making progress in expanding our ecosystem.  We are also advancing our solutions for existing homes and new construction through strategic relationships we have formed with homebuilders and our large and growing dealer network.”

Commenting on the company’s financial results for the fourth quarter, Dan Strong, chief financial officer of Control4, added:  “The Company’s improved operating performance is evident by the 50% increase in non-GAAP net income this quarter compared with the fourth quarter of 2013.  Additionally, our fourth quarter non-GAAP operating margin increased to 13.4% compared to 10.4% in the fourth quarter of 2013.  These increases are further testament to the leverage in our operating model.”

For the first quarter of 2015, the company expects revenue to be between $32.0 million and $35.0 million, and expects non-GAAP net income/loss to be between a loss of $2.0 million and break-even for the quarter. For the full year 2015, the company expects revenue to increase between 16% and 20% compared to 2014.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on February 5, 2015. To access the conference call, dial 913-312-0947 or 888-221-9554 (toll free) and enter passcode 6879615. The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through February 19, 2015.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 6879615.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation and control systems for the connected home. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Control4 provides its consumers with the ability to integrate music, video, lighting, temperature, security, communications and other functionalities into a unified home automation solution that enhances their daily lives.

At the center of the Control4 solution is an advanced software platform, which Control4 provides through its products that interface with a wide variety of connected devices developed both by Control4 and by many third parties. Control4’s solution functions as the operating system of the home, making connected devices work together to control, automate and personalize the homes of its consumers. By delivering insightfully simple, personalized control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels and businesses around the world. To learn more, visit Control4 at www.control4.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s future financial performance on both a GAAP and non-GAAP basis, expectations relating to the market awareness and proliferation of smart home devices and home automation; and expected new product releases. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as

well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; unexpected fluctuations in quarterly operating results; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; changes in the demand for Control4’s solutions may develop more slowly than expected; the loss of key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, acts of terrorism or cyber attacks; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, and non-GAAP net income per diluted share. Non GAAP gross margin, non GAAP income from operations, and non GAAP net income exclude non cash expenses related to stock based compensation as well as gains or losses on inventory purchase commitments. We further exclude expenses related to litigation settlements and executive severance from non GAAP income from operations and non GAAP net income as well as expenses related to stock warrants from non-GAAP net income. Management also believes that it is useful to exclude gains or losses on certain inventory purchase commitments because it is income or expense that arose from our commitment to purchase energy-related products from a contract manufacturing partner that will not be used going forward due to the decision to discontinue our energy product line for utility customers. The Company has not recognized that type of income or expense in periods prior to 2012, and management believes that past and future periods are more comparable if that income or expense is excluded. Furthermore, the Company believes it is useful to exclude expenses related to litigation settlements, stock warrants, and executive severance because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if those expenses are excluded. Control4 believes these adjustments provide useful comparative information to investors. Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2013	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,546	$29,187
Restricted cash	—	311
Short-term investments	—	53,523
Accounts receivable, net	15,064	20,155
Inventories	15,312	14,212
Prepaid expenses and other current assets	1,773	2,075
Total current assets	116,695	119,463
Property and equipment, net	3,943	5,089
Long-term investments	—	14,509
Intangible assets, net	928	1,409
Goodwill	—	231
Other assets	1,120	1,329
Total assets	$122,686	$142,030
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,314	$15,016
Accrued liabilities	6,821	4,750
Deferred revenue	644	843
Current portion of notes payable	1,138	915
Total current liabilities	21,917	21,524
Notes payable	1,828	913
Other long-term liabilities	467	1,291
Total liabilities	24,212	23,728
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 22,785,104 and 24,305,381 shares issued and outstanding at December 31, 2013 and December 31, 2014, respectively	2	2
Additional paid-in capital	200,545	212,388
Accumulated deficit	(102,084)	(93,928)
Accumulated other comprehensive income (loss)	11	(160)
Total stockholders’ equity	98,474	118,302
Total liabilities and stockholders’ equity	$122,686	$142,030

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months		Year
	Ended		Ended
	December 31,		December 31,
	2013	2014	2013	2014
	(unaudited)		(unaudited)
Revenue	$35,756	$41,164	$128,511	$148,800
Cost of revenue	18,105	20,283	64,234	72,443
Cost of revenue — inventory purchase commitment	(200)	—	(380)	—
Gross margin	17,851	20,881	64,657	76,357
Operating expenses:
Research and development	6,309	6,846	24,979	27,365
Sales and marketing	5,378	6,346	21,975	25,887
General and administrative	3,706	3,537	12,329	14,195
Litigation settlement	—	2	440	47
Total operating expenses	15,393	16,731	59,723	67,494
Income from operations	2,458	4,150	4,934	8,863
Other income (expense):
Interest, net	(42)	37	(454)	62
Other income (expense)	(30)	(208)	(729)	(358)
Total other income (expense)	(72	(171)	(1,183)	(296)
Income before income taxes	2,386	3,979	3,751	8,567
Income tax expense	116	58	248	411
Net income	$2,270	$3,921	$3,503	$8,156
Net income per common share:
Basic	$0.10	$0.16	$0.33	$0.34
Diluted	$0.09	$0.15	$0.16	$0.32
Weighted-average number of shares:
Basic	22,771	24,056	10,609	23,685
Diluted	25,301	25,565	22,263	25,646

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$17	$28	$63	$105
Research and development	440	553	1,414	2,235
Sales and marketing	200	300	743	1,110
General and administrative	455	466	1,540	1,891
Total stock-based compensation expense	$1,112	$1,347	$3,760	$5,341

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2014
	(unaudited)

Operating activities
Net income	$3,503	$8,156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,201	2,547
Amortization of intangible assets	319	491
Provision for doubtful accounts	159	229
Gain on inventory purchase commitment	(380)	—
Stock-based compensation	3,760	5,341
Excess tax benefit from exercise of options for common stock	—	(91)
Warrant liability expense	709	—
Changes in assets and liabilities:
Accounts receivable	(2,104)	(5,331)
Inventories	(2,723)	1,025
Restricted cash	—	(330)
Prepaid expenses and other current assets	111	(323)
Other assets	(233)	(209)
Accounts payable	(1,221)	1,698
Accrued liabilities	620	(2,110)
Deferred revenue	102	199
Other long-term liabilities	(1,155)	(44)
Net cash provided by operating activities	3,668	11,248
Investing activities
Purchases of available-for-sale investments	—	(89,844)
Proceeds from sales of available-for-sale investments	—	2,850
Proceeds from maturities of available-for-sale investments	—	18,915
Purchases of property and equipment	(3,470)	(2,710)
Business acquisitions, net of cash acquired	(147)	(1,116)
Net cash used in investing activities	(3,617)	(71,905)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	65,556	—
Proceeds from exercise of options for common stock	446	6,411
Excess tax benefit from exercise of options for common stock	—	91
Proceeds from notes payable	1,145	—
Repayment of notes payable	(1,338)	(1,138)
Net cash provided by financing activities	65,809	5,364
Effect of exchange rate changes on cash and cash equivalents	(9)	(66)
Net increase (decrease) in cash and cash equivalents	65,851	(55,359)
Cash and cash equivalents at beginning of period	18,695	84,546
Cash and cash equivalents at end of period	$84,546	$29,187
Supplemental disclosure of cash flow information
Cash paid for interest	$461	$188
Cash paid for taxes	153	246
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	174	—
Elimination of liability upon net exercise of warrants to purchase preferred stock	1,310	—
Conversion of redeemable convertible preferred stock to common stock	116,313	—
Landlord paid tenant improvements	—	739
Purchases of property and equipment financed by accounts payable	—	257
Net unrealized losses on available-for-sale investments	—	(47)

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months		Year
	Ended		Ended
	December 31,		December 31,
	2013	2014	2013	2014
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$17,851	$20,881	$64,657	$76,357
Stock-based compensation expense in cost of revenue	17	28	63	105
Cost of revenue - inventory purchase commitment	(200)	—	(380)	—
Non-GAAP gross margin	$17,668	$20,909	$64,340	$76,462
Revenue	$35,756	$41,164	$128,511	$148,800
Gross margin percentage	49.9%	50.7%	50.3%	51.3%
Non-GAAP gross margin percentage	49.4%	50.8%	50.1%	51.4%

Reconciliation of Income from Operations to Non-GAAP Income from Operations:
Income from operations	$2,458	$4,150	$4,934	$8,863
Stock-based compensation expense	1,112	1,347	3,760	5,341
Cost of revenue - inventory purchase commitment	(200)	—	(380)	—
Litigation settlements	—	2	440	47
Executive severance	340	—	340	—
Non-GAAP income from operations	$3,710	$5,499	$9,094	$14,251
Revenue	$35,756	$41,164	$128,511	$148,800
Operating margin percentage	6.9%	10.1%	3.8%	6.0%
Non-GAAP operating margin percentage	10.4%	13.4%	7.1%	9.6%

Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$2,270	$3,921	$3,503	$8,156
Stock-based compensation expense	1,112	1,347	3,760	5,341
Cost of revenue - inventory purchase commitment	(200)	—	(380)	—
Litigation settlements	—	2	440	47
Convertible preferred stock warrants	—	—	709	—
Executive severance	340	—	340	—
Non-GAAP net income	$3,522	$5,270	$8,372	$13,544
Non-GAAP net income per common share:
Basic	$0.15	$0.22	$0.79	$0.57
Diluted	$0.14	$0.21	$0.38	$0.53
Weighted-average number of shares:
Basic	22,771	24,056	10,609	23,685
Diluted	25,301	25,565	22,263	25,646

CONTACTS:

Investor Relations	Media:
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

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Source: Control4